UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2012, declaratory judgment defendant Silicon Laboratories, Inc. filed a motion for a preliminary injunction seeking to enjoin MaxLinear, Inc., or the Company, from infringing U.S. Patent No. 7,200,364, or the ’364 Patent, through the manufacture, use, sale within, or import into, the United States of the MxL601 hybrid tuner, or from inducing others to infringe the ‘364 Patent through the importation into, or sale within, the United States of products that use the MxL601 tuner.

On November 2, 2012, the United States District Court for the Southern District of California held a hearing on the motion for preliminary injunction.

On November 7, 2012, the court issued an order denying Silicon Labs’ motion. In the order, the court found that “Silicon Labs has failed to sustain its burden of proving a likelihood of success on the merits or that it will suffer immediate irreparable harm absent a preliminary injunction.” The court further ruled that “Silicon Labs had not met its burden of showing that it is more likely than not that the ‘364 Patent will be found valid at trial.”

The case is MaxLinear, Inc. v. Silicon Laboratories Inc., 3:12-cv-1161, in the United States District Court for the Southern District of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2012	MAXLINEAR, INC.

(Registrant)

	By:	/s/ Kishore Seendripu
Kishore Seendripu
President and Chief Executive Officer